Exhibit 10.2

CONSTRUCTION AND TERM LOAN NOTE

$22,000,000	Fargo, North Dakota
July 29, 2003

FOR VALUE RECEIVED, the undersigned, Western Plains Energy, LLC, a Kansas limited liability company (“Borrower”), hereby promises to pay to AgCountry Farm Credit Services, FLCA (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6020, 1749 38th Street Southwest, Fargo, North Dakota 58108, (i) on the Maturity Date (as defined in the Credit Agreement dated as of July 29, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Borrower and Lender, the lesser of the principal sum of Twenty Two Million and No/100 Dollars ($22,000,000.00) and the aggregate unpaid principal amount of the Construction and Term Loans (as defined in the Credit Agreement) made by Lender to Borrower pursuant to the Credit Agreement, and (ii) on each date specified in the Credit Agreement prior to the Maturity Date, the principal amount of the Construction and Term Loans payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender.

Borrower promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement.

All borrowings evidenced by this Construction and Term Loan Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation shall not affect the obligations of the Borrowers to make the payments of principal and interest in accordance with the terms of this Construction and Term Loan Note and the Credit Agreement.

This Construction and Term Loan Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS CONSTRUCTION LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH DAKOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

WESTERN PLAINS ENERGY, LLC

By:	/s/ Jeff Torluemke
Name:	Jeff Torluemke
Title:	President